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                                                                   EXHIBIT 10.39

                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement is entered into between Maxco, Inc., a Michigan corporation of 1118 Centennial Way, Lansing, Michigan 48917 ("Maxco") and Medar, Inc., a Michigan corporation of 38700 Grand River Avenue, Farmington Hills, MI 48335 ("Medar"), effective July 15, 1997.


        Sale of Stock . Medar hereby agrees to sell the One Hundred Fifty Thousand (150,000) shares of its common stock (the "Shares") to Maxco and Maxco agrees to purchase such shares.

        Consideration. The consideration for the transfer of the Shares is Five Dollars ($5) per share, for a total consideration of Seven Hundred Fifty Thousand Dollars ($750,000), to be paid in cash upon delivery of the Shares.

        Delivery of Shares . Medar agrees to deliver the Shares to Maxco upon execution of this Agreement.

        Representations of Medar . Medar hereby represents that it has the full right, power and authority to transfer the Shares subject to this Agreement, and that when delivered pursuant to this Agreement against the payment of the consideration therefor, Maxco will acquire good and marketable title, free and clear of any claims, liens, equities, encumbrances or security interests whatsoever. It is understood, however, that the Shares are being transferred in a private transaction without registration with the Securities and Exchange Commission, and will be restricted securities which cannot be transferred without registration or pursuant to an applicable exemption from registration.

        Representations of Maxco . Maxco represents that it is purchasing the Shares for investment and not with a view to resale.

        No Warranties. Both parties to this transaction are fully knowledgeable regarding the affairs and conditions of each of the affected companies and have full ability to obtain any information regarding the companies. Other than the representations set forth above, neither party to this transaction makes any representations or warranties whatsoever.


        Wherefore, the parties have signed this Agreement effective on the date first above written.


Medar, Inc.                                    Maxco, Inc.
By:________________________                    By:___________________
Charles J. Drake, President                    Max A. Coon, President